EXHIBIT 23

                                                  CONSENT OF INDEPENDENT
                                             REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration  Statements of The First Bancshares,  Inc.,
on Form S-8 (Registration  No. 333-97001) of our report dated January 28, 2005, on the 2004 consolidated  financial statements  of The First  Bancshares,  Inc.,  which report is included in the 2004 Annual  Report on Form 10-KSB of
The First Bancshares, Inc.

                                                              /s/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 28, 2005